Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2021

NEW YORK, August 18, 2021-- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced reported financial results for the second quarter ended June 30, 2021, as well as outlook for the third quarter and full year 2021.

“The continued acceleration of our year-over-year subscription revenue growth to 46% in the second quarter of 2021 was fueled by our strong and steady sales force productivity and increasing net dollar retention rates,” said Ron Yekutiel, Co-founder, Chairman and Chief Executive Officer of Kaltura.  “This is a result of the growing dependence of organizations on video communications and workflows for their internal operations, for engaging customers, and increasingly for powering their core offerings. After years of investment in our platform, products, and solutions with a limited increase in go-to-market spend, we are now excited to build on our broad product and tech foundation and materially expand our sales and marketing efforts and initiatives. We look forward to continuing to build shareholder value as we execute on our mission - to Power any Video Experience, for any Organization!”

Second Quarter 2021 Financial Highlights:

•	Revenue for the second quarter of 2021 was $41.6 million, an increase of 45% compared to $28.7 million for the second quarter of 2020.

•	Subscription revenue for the second quarter of 2021 was $36.5 million, an increase of 46% compared to $25.0 million for the second quarter of 2020.

•	Annualized Recurring Revenue (ARR) for the second quarter of 2021 was $145.4 million, an increase of 46% compared to $99.6 million for the second quarter of 2020.

•
Gross profit for the second quarter of 2021 was $26.0 million representing a gross margin of 62% compared to a gross profit of $18.0 million and gross margin of 62% for the second quarter of 2020. Gross profit for the second quarter of 2021 includes the impact of $0.2 million in stock-based compensation expenses and $0.2 million in amortization of acquired intangible assets. Gross profit for the second quarter of 2020 includes the impact of $0.1 million in stock-based compensation expenses and $0.2 million in amortization of acquired intangible assets.

•
Operating loss was $5.8 million for the second quarter of 2021, compared to an income of $1.1 million for the second quarter of 2020. Operating loss for the second quarter of 2021 includes the impact of $4.2 million in stock-based compensation expenses and $0.3 million in amortization of acquired intangible assets. Operating income for the second quarter of 2020 includes the impact of $1.1 million in stock-based compensation expenses and $0.3 million in amortization of acquired intangible assets.

•
Net loss was $2.7 million or $0.37 per diluted share for the second quarter of 2021, compared to a net loss of $11.0 million, or $0.56 per diluted share, for the second quarter of 2020. Net loss for the second quarter of 2021 includes the impact of $4.2 million in stock-based compensation expenses, $0.3 million in amortization of acquired intangible assets, and ($5.9) million in income from remeasurement of warrants to fair value. Net loss for the second quarter of 2020 includes the impact of $1.1 million in stock-based compensation expenses, $0.3 million in amortization of acquired intangible assets, and $10.6 million in expenses from remeasurement of warrants to fair value.

•
Adjusted EBITDA was $(1.0) million for the second quarter of 2021, compared to adjusted EBITDA of $3.3 million for the second quarter of 2020. Adjusted EBITDA excludes stock-based compensation expenses, the amortization of acquired intangible assets, depreciation expenses, financial expenses/income and the provision for income taxes.

•	Net Cash provided by operating activities was $0.9 million for the second quarter of 2021, compared to $2.8 million provided by operating activities in the second quarter of 2020.

Second Quarter 2021 Business Highlights:

•	Another robust quarter of new bookings, sales force productivity, and increasing Net Dollar Retention Rates.
•
Strong momentum with selling our Virtual Events product. ‘Kaltura Virtually Live’ will take place on November 9th – a virtual Kaltura-led industry event on the topic of the future of events for marketers, business leaders, and Martech leaders.

•	Media & Telecom new bookings accelerated after a flat year in 2020, which was primarily the result of a COVID-19-induced slowdown.
•
Continued technology innovation across our live, on-demand, and real-time stacks: rolled out new Kaltura live streaming infrastructure addressing growing scale and viewer concurrency, launched new Simulive capabilities, a new plugin for Zoom users, and new advanced capabilities for ‘breakout rooms’ and polls during real-time conferencing.

•	Welcomed new partners to our tech partner marketplace, which currently consists of over 125 companies.

Financial Outlook:

For the third quarter of 2021, Kaltura currently expects:

•	Revenue is expected to be in the range of $41.5 million to $42.5 million
•	Adjusted EBITDA is expected to be negative in the range of $6.5 million to $4.5 million

For the full year ending December 31, 2021, Kaltura currently expects:

•	Revenue is expected to be in the range of $162.5 million to $164.5 million
•	Adjusted EBITDA is expected to be negative in the range of $17.8 million to $14.8 million

The guidance provided above are forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, stock-based compensation expenses, financial expenses (income), net, and provision for income tax. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on current expectations relating to COVID-19 and its variants.

Adjusted EBITDA is a non-GAAP financial measure. Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measure to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on August 18, 2021 to review its second quarter 2021 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	877-407-0789
International Toll:	+1-201-689-8562
Conference ID:	13722263

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
Yaron Garmazi
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance; our business strategy, plans and objectives for future operations; capital expenditures;  industry and market conditions and trends; and general business conditions, including as a result of the pandemic related to COVID-19 and its variants.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to manage and sustain our rapid growth; our ability to achieve and maintain profitability; the ongoing pandemic related to COVID-19 and its variants; the evolution of the markets for our offerings; the quarterly fluctuation in our results of operations; our ability to retain our customers; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; sand the other under the caption “Risk Factors” in our prospectus dated July 22, 2021, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA is useful in evaluating the performance of our business. We define EBITDA as net profit (loss) before interest expense, net, provision for income taxes and depreciation and amortization expense. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses. Adjusted EBITDA is a supplemental measure of our performance, is not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Adjusted EBITDA is presented because we believe that it provides useful supplemental information to investors and analysts regarding our operating performance and is frequently used by these parties in evaluating companies in our industry. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses Adjusted EBITDA as a supplemental measure of our performance because it assists us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use EBITDA and Adjusted EBITDA as described above, EBITDA and Adjusted EBITDA have significant limitations as analytical tools. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem component for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 65% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Condensed Consolidated Balance Sheet (USD in thousands)

	June 30, 2021	December 31, 2020 (as restated)
	Unaudited

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$29,772	$27,711
Trade receivables	23,747	17,134
Prepaid expenses and other current assets	4,714	2,769
Deferred contract acquisition and fulfillment costs, current	7,549	5,848

Total current assets	65,782	53,462

NON-CURRENT ASSETS
Property and equipment, net	7,259	4,147
Other assets, noncurrent	4,949	3,564
Deferred contract acquisition and fulfillment costs, noncurrent	20,729	15,876
Intangible assets,	2,347	2,835
Goodwill	11,070	11,070

Total non-current assets	46,354	37,492

TOTAL ASSETS	$112,136	$90,954

LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Current portion of long-term loans	$1,743	$1,000
Current portion of long-term lease liabilities	894	1,738
Trade payables	5,196	5,045
Employees and payroll accruals	20,360	16,275
Accrued expenses and other current liabilities	14,521	11,251
Deferred revenue	59,070	47,685

Total current liabilities	101,784	82,994

NON-CURRENT LIABILITIES
Deferred revenue, noncurrent	1,752	1,858
Long-term loans, net of current portion	59,749	47,160
Long-term lease liabilities, net of current portion	3	142
Other liabilities, noncurrent	2,331	2,564
Warrants to purchase preferred and common stock	53,855	56,780

Total non-current liabilities	117,690	108,504

TOTAL LIABILITIES	$219,474	$191,498

Condensed Consolidated Balance Sheet (USD in thousands)

	June 30, 2021	December 31, 2020 (as restated)
	Unaudited

COMMITMENTS AND CONTINGENCIES

Convertible preferred stock, $ 0.0001 par value per share, 1,043,778 shares authorized, issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $ 1,921 as of June 30, 2021;	1,921	1,921
Redeemable convertible preferred stock, $ 0.0001 par value per share, 15,968,831 shares authorized as of June 30, 2021 and December 31, 2020, 15,806,333 and 15,779,322 issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation preference of $ 192,201 as of June 30, 2021;	159,340	158,191

Total mezzanine equity	161,261	160,112

STOCKHLDERS' DEFICIT
Common stock of$ 0.0001 par value per stock 157,500,000 shares authorized as of June 30, 2021 and December 31, 2020; 33,479,452 and 33,153,112 shares issued as of June 30, 2021 and December 31, 2020 respectively. 25,794,262 and 25,467,922 shares outstanding as of June 30, 2021 and December 31, 2020, respectively;	2	2
Treasury stock – 7,685,190 shares of common stock, $0.0001 par value per share, as of June 30,2021 and December 31, 2020;;	(4,881)	(4,881)
Additional paid-in capital	17,838	8,388
Receivables on account of stock	—	(882)
Accumulated deficit	(281,558)	(263,283)

Total stockholders' deficit	(268,599)	(260,656)

TOTAL LIABILITIES, CONVERTIBLE AND REDEEMABLE CONVERTIBLE PREFERRED STOCKS AND STOCKHOLDERS' DEFICIT	$112,136	$90,954

Condensed Consolidated Statements of Operations (USD in thousands, except per share amounts)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
	Unaudited

Revenue:

Subscription	$36,467	$24,969	$68,808	$48,173
Professional services	5,136	3,780	10,508	6,482

Total revenue	41,603	28,749	79,316	54,655

Cost of revenue:

Subscription	10,018	6,352	19,894	12,036
Professional services	5,604	4,436	11,309	9,168

Total cost of revenue	15,622	10,788	31,203	21,204

Gross profit	25,981	17,961	48,113	33,451

Operating expenses:

Research and development	11,787	6,489	22,687	13,268
Sales and marketing	10,524	6,521	20,685	14,800
General and administrative	9,440	3,828	17,387	8,183
Other operating expenses	—	—	1,724	—

Total operating expenses	31,751	16,838	62,483	36,251

Operating loss	5,770	(1,123)	14,370	2,800

Financial expenses (income), net	(4,497)	11,575	653	11,284

Loss before income taxes	1,273	10,452	15,023	14,084
Provision for income taxes	1,446	554	3,252	1,906

Net loss	$2,719	$11,006	$18,275	$15,990

Net loss per share attributable to common stockholders, basic	$0.24	$0.56	$0.98	$0.88
Net loss per share attributable to common stockholders, diluted	$0.37	$0.56	$0.98	$0.88

Weighted average number of shares used in computing basic net loss per share attributable to common stockholders	25,768,411	25,174,126	25,538,010	24,575,196
Weighted average number of shares used in computing diluted net loss per share attributable to common stockholders	32,836,110	25,174,126	25,538,010	24,575,196

Stock-based compensation included in above line items:

Cost of revenue	$185	$94	$466	$146
Research and development	791	284	1,724	425
Sales and marketing	464	364	1,204	446
General and administrative	2,773	392	5,779	779
Total	$4,213	$1,134	$9,173	$1,796

Revenue by Segment (USD in thousands)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
	Unaudited
Enterprise, Education and Technology	$30,237	$18,781	$57,555	$35,168
Media and Telecom	11,366	9,968	21,761	19,487
Total Revenue	$41,603	$28,749	$79,316	$54,655

Condensed Consolidated Statements of Cash Flows (USD in thousands)

	Six months ended June 30,
	2021	2020
	Unaudited
Cash flows from operating activities:

Net income	$(18,275)	$(15,990)
Adjustments required to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,200	2,093
Stock-based compensation expenses	9,173	1,796
Increase in deferred contract acquisition and fulfillment costs	(6,554)	(1,769)
Change in valuation of warrants to purchase preferred and common stock	(1,776)	10,034
Non-cash interest expenses	222	43
Non-cash expenses with respect to stockholders’ loans.	882	-
Changes in operating assets and liabilities:
Increase in trade receivables	(6,612)	(692)
Increase in prepaid expenses and other current assets and other assets, noncurrent	(1,945)	(215)
Decrease in trade payables	(177)	(415)
Increase in accrued expenses and other current liabilities	3,112	2,801
Increase in employees and payroll accruals	4,085	989
Increase (decrease)in other liabilities, noncurrent	(309)	219
Increase (decrease) in deferred revenue	11,279	(2,082)

Net cash used in operating activities	(5,695)	(3,188)

Cash flows from investing activities:

Net cash acquired in business combination	-	383
Purchases of property and equipment	(956)	(566)
Capitalized internal-use software	(1,255)	(382)
Purchase of intangible assets	(79)	(89)

Net cash used in investing activities	(2,290)	(654)

Cash flows from financing activities:

Proceeds from long term loans, net of debt issuance cost	41,915	2,000
Repayment of long-term loans	(28,833)	-
Repayment of finance lease liabilities	(956)	(1,267)
Proceeds from exercise of options by employees	277	26
Payment of deferred offering costs	(2,594)	-

Net cash provided by financing activities	9,809	759

Increase (Decrease) in cash, cash equivalents and restricted cash	1,824	(3,083)
Cash, cash equivalents and restricted cash at the beginning of the period	28,355	27,144

Cash, cash equivalents and restricted cash at the end of the period	30,179	24,061

Non-cash transactions:

Purchase of property and equipment, internal-use software and intangible asset in credit	1,534	75

Issuance of ordinary shares and warrant with respect to business combination	-	3,799

Adjusted EBITDA (USD in thousands)

	Three months ended June 30		Six months ended June 30
	2021	2020	2021	2020
	Unaudited

Net Loss	$(2,719)	$(11,006)	$(18,275)	$(15,990)
Financial expenses (income), net	(4,497)	11,575	653	11,284
Provision for income taxes	1,446	554	3,252	1,906
Depreciation and amortization	603	1,091	1,200	2,093

EBITDA	(5,167)	2,214	(13,170)	(707)

Stock-based compensation expense	4,213	1,134	9,173	1,796
Other operating expenses	-	-	1,724	-

Adjusted EBITDA	$(954)	$3,348	$(2,273)	$1,089

Reported KPIs

	For the Three Months Ended June 30,
	2021	2020
	(dollar amounts in thousands)
Annualized Recurring Revenue	$145,431	$99,642
Net Dollar Retention Rate	121%	105%
Remaining Performance Obligations	$156,323	$116,513